UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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RMG NETWORKS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2018, the Special Committee of RMG Networks Holding Corporation’s Board of Directors issued the following press release:

RMG SPECIAL COMMITTEE CONCLUDES “GO-SHOP” PROCESS;

RECEIVES ALTERNATIVE ACQUISITION PROPOSAL

DALLAS, June 05, 2018 (GLOBE NEWSWIRE) — The Special Committee of the Board of Directors of RMG Networks Holding Corporation (NASDAQ: RMGN) today announced that the “go-shop” period provided for in the existing merger agreement (the “Merger Agreement”) between the company and entities owned by Mr. Gregory Sachs, the company’s executive chairman, has ended and has elicited an alternative acquisition proposal from a third party to engage in a recapitalization transaction with the company (the “Acquisition Proposal”).

Under the terms of the Acquisition Proposal,  the company, or a successor to the company, would remain a public company.  The company’s existing stockholders would not receive any cash consideration and would continue to own their shares of the company’s stock (or receive shares in a successor entity).

Under the terms of the Merger Agreement, the company and its advisors were permitted to actively solicit and negotiate alternative acquisition proposals from third parties during a “go-shop” period.  During the “go-shop” period, representatives of Carl Marks Securities LLC (“Carl Marks”), financial advisor to the Special Committee, undertook a broad solicitation effort, contacting 137 potential acquirers, including 35 strategic parties and 102 financial parties that the Special Committee and Carl Marks believed might be interested in a possible alternative transaction. As a result of these efforts, the company received the Acquisition Proposal. The Special Committee has designated the third party which submitted the Acquisition Proposal as an “Excluded Person” (as defined in the Merger Agreement) and intends to continue negotiations with it.

Pursuant to the Merger Agreement, subject to certain requirements, the Special Committee has the right to terminate the Merger Agreement in order to accept a “Superior Proposal” (as defined in the Merger Agreement). The Special Committee has not determined that the Acquisition Proposal in fact constitutes a Superior Proposal under the Merger Agreement and the Acquisition Proposal is not at this stage sufficiently detailed or definitive for such a determination to be appropriate. The Acquisition Proposal is subject to several conditions, including satisfactory completion of due diligence, mutual agreement as to transaction structure and the negotiation of a mutually acceptable definitive agreement. There can be no assurance that the Acquisition Proposal will ultimately lead to a Superior Proposal. At this time, the Special Committee has not changed its recommendation with respect to, and continues to support, the company’s pending sale to an entity controlled by Mr. Gregory Sachs.

Subject to applicable laws and regulations, the Special Committee undertakes no obligation to provide updates or make further statements regarding the Acquisition Proposal, any revised proposals that may be received from the third party which submitted the Acquisition Proposal or the status of discussions with them, unless and until a definitive agreement is reached or such discussions are terminated.

About RMG

RMG Networks Holding Corporation (“RMG”) (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, RMG filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and other documents relating to the proposed merger on May 10, 2018. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to RMG’s stockholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by RMG at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from RMG by directing such request to RMG Networks Holding Corporation, 15301 North Dallas Parkway, Suite 500,  Addison, TX, Attention: Corporate Secretary, Telephone: (800) 827-9666.

RMG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of RMG’s participants in the solicitation, which may be different than those of RMG stockholders generally, is set forth in RMG’s proxy statements, Annual Reports on Form 10-K, and in the proxy statement relating to the merger, previously filed with the SEC. To the extent holdings of such participants in RMG’s securities are not reported, or have changed since the amounts described in the proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this press release about prospective performance and plans for RMG, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references, other than historical facts, constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy in the markets where we sell our products and services and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against RMG and others following announcement of the Merger Agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; potential disruption of management’s attention from the company’s ongoing business operations due to the merger; the effect of the announcement of the merger on the ability of the company to retain and hire key personnel and maintain relationships with its employees, customers, suppliers and others with whom it does business; risks that the proposed merger disrupts current plans and operations; the ability to recognize the benefits of the merger; the costs, fees, expenses and charges related to the merger; the company’s ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, the company’s management and other key personnel; the limited liquidity and trading volume of the company’s securities; the ability of the company to maintain its Nasdaq listing; the competitive environment in the markets in which the company operates; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); general economic conditions; and the other risks listed in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and other risks and uncertainties not presently known to us or that we currently deem immaterial.

Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Corporate Contact

Justin Caskey

Vice President, Corporate Development
ir@rmgnetworks.com

or

Investor Relations Contact
Rob Fink / Brett Maas

646-415-8972 / 646-536-7331

rmgn@haydenir.com

RMG Networks Holding Corporation